Exhibit 10.2
2007 EQUITY AND PERFORMANCE
INCENTIVE PLAN

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
Table Of Contents

Section	Page #
1. Purpose of the Plan	2
2. Definitions	2
3. Stock Subject to the Plan	7
4. Administration of the Plan	8
5. Eligibility	9
6. Option Rights	9
7. Stock Appreciation Rights (SARs)	12
8. Restricted Stock and Restricted Stock Units	14
9. Performance Compensation Awards	16
10. Other Awards	17
11. Awards to Non-Employee Directors	18
12. Fractional Shares	18
13. Transferability	18
14. Right of Recapture	19
15. Adjustment Upon Changes in Capital Structure and Other Events	19
16. Rights as a Stockholder	21
17. No Special Employment Rights; No Right to Stock Award	21
18. Securities Matters	22
19. Withholding Taxes	22
20. Amendment or Termination of the Plan	23
21. No Obligation to Exercise	24
22. Transfers Upon Death	24
23. Expenses and Receipts	24
24. Compliance with Rule 16b-3	24
25. Failure to Comply	25
26. Effective Date of Plan	25
27. Term of the Plan	25
28. Separability of Provisions	25
29. Applicable Law	25
30. Payments to Persons Other than Participants	25
31. Non-Exclusivity of Plan	26
32. Reliance on Reports	26
33. Other Agreements	26

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
1.	Purpose of the Plan

The purpose of the 2007 Equity and Performance Incentive Plan (the “Plan”) is to attract and retain directors, officers and employees of Waste Services, Inc. and its Affiliates, and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire equity interests in the Company and to provide to such persons incentives and rewards for superior performance and align the interests of such persons with those of the Company’s stockholders.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

“Account” means an account established in the Participant’s name to track Awards to that Participant.

“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Board, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

“Beneficiary” means upon the employee’s death, the employee’s successors, heirs, executors and administrators, as the case may be.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” means, unless the applicable Evidence of Award provides otherwise:
(i)	the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination; or

(ii)	in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein),

(A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud,

(B) the Participant’s conduct that brings or is reasonably likely to bring the Company or any of its Affiliates into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way,

(C) the Participant’s failure to perform duties as reasonably directed by the Company or the Participant’s material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant),

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
(D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant), or

(E) any material breach by the Participant of any provisions of any restrictive covenants contained in any employment agreements or similar agreements.
Any determination of whether Cause exists shall be made by the Committee in its sole discretion. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity.

A “Change in Control” means the occurrence of any one of the following:
(i)	the sale or lease of all or substantially all of the assets of the Company to any other person or entity other than a direct or indirect wholly-owned subsidiary or parent of the Company;

(ii)	a merger, amalgamation, consolidation or other reorganization of the Company with any other entity (other than a direct or indirect wholly-owned subsidiary or parent of the Company) in which the Company is not the surviving entity or becomes owned entirely by another entity, unless at least 50% of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by the same persons and/or entities that beneficially held the outstanding voting securities of the Company immediately prior to such transaction, and such outstanding voting securities are beneficially held by such persons and/or entities in substantially the same proportion as such persons and/or entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction;

(iii)	the acquisition of beneficial ownership, as such term is defined in the Exchange Act in a single transaction or series of related transactions (by tender offer or otherwise), of more than 50% of the voting securities of the Company by a single person or entity (other than the Company or any Affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company, a trustee or any other fiduciary or committee of any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) or “group” within the meaning of Section 13(d)(3) of the Exchange Act, whether through the acquisition of previously issued and outstanding voting securities or of voting securities that have not been previously issued, or any combination thereof;

(iv)	the voluntary or involuntary dissolution, liquidation or winding up of the Company, or the adoption of any resolution with respect thereto; or

(v)	the individuals who constituted the Board of Directors as of the Effective Date of the Plan (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board; provided, that any person becoming a director whose election or nomination for election was approved by a majority of the members of the Incumbent Board shall be considered, for purposes of this Plan, a member of the Incumbent Board; and provided further that, notwithstanding anything herein to the contrary, a Change of Control shall not be deemed to have occurred in

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
connection with (1) any public offering of the common stock of the Company for cash; (2) any transaction with an entity or group that includes, is affiliated with or is wholly or partially controlled by, one or more executive officers of the Company in office immediately prior to the transaction that would otherwise constitute a Change of Control; or (3) any capital raising transaction (including any investment by one or more private equity funds) for the purpose of financing acquisitions specifically identified by the Board.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

“Common Stock” means shares of common stock, par value $.01 per share, of the Company or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 15 of this Plan.

“Company” means Waste Services, Inc., a Delaware corporation.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Committee on which a grant of an Award under this Plan shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

“Effective Date” means the first date upon which the Plan has been approved by both the Board and the stockholders of the Company.

“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

“Eligible Person” means any (i) individual employed by the Company or an Affiliate, (ii) Non-Employee Director; (iii) a consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act: or (iv) prospective employees, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) or (iii) above once he or she begins employment or providing services to the Company or its Affiliates).

“Evidence of Award” means an agreement, certificate, resolution or other type of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of any particular date, the closing sale price per share of Common Stock on the national securities exchange on which the Common Stock is then listed, the final reported bid sale price per share of Common Stock on the principal

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
national automated system which the Common Stock is then quoted or, if the Common Stock is not then listed or quoted, the fair market value of the Common Stock as determined by the Committee.

“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

“Incumbent Board” has the meaning given such term in the definition of “Change of Control”

“Immediate Family Members” means any person who is a “family member” of the Participant, as such term is used in the instructions to form S-8 under the Securities Act.

“Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

“Mature Shares” means shares of Common Stock owned by a Participant that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation of the Participant.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or any Affiliate.

“Non-Qualified Stock Option” means an Option Right that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

“Optionee” means the person named in an Evidence of Award evidencing an outstanding Option Right.

“Option Period” shall have the meaning set forth in Section 6 (e) of the Plan.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6 or Section 11 of this Plan.

“Participant” means a person who is selected by the Committee to participate in the Plan and to receive an Award under this Plan.

“Performance Compensation Award” shall mean any award designated by the Committee as a Performance Compensation Award pursuant to Section 9 of the Plan.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Objectives.

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
“Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received, when so determined by the Committee, Performance Compensation Awards pursuant to this Plan. The Performance Objectives applicable to any award to a Covered Employee shall be based on specified levels of performance of the Company (and/or one or more Affiliates, divisions or operational units or any combination of the foregoing) and shall include the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) share price (including, but not limited to, growth measures and total stockholder return); (xi) expense targets; (xii) margins; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added; (xvii) enterprise value; (xviii) sales; (xix) debt levels and net debt; (xx) timely opening of new facilities; (xxi) completion of acquisitions; (xxii) customer retention; (xxiii) employee retention; and (xxiv) objective measures of personal targets, goals or completion of projects.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

“Permitted Transferee” shall have the meaning set forth in Section 13(b) of the Plan.

“Plan” means the Waste Services, Inc. 2007 Equity and Performance Incentive Plan, as it may be amended from time to time.

“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

“Restricted Stock” means shares of Common Stock granted pursuant to Section 8 or Section 11 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has lapsed.

“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted pursuant to Section 8 or Section 11 of this Plan.

“Retirement” means a termination of employment with the Company and its Affiliate at or after the attainment of (i) age 65, (ii) age 55 with at least 10 years of continuous employment, (iii) 30 years of continuous employment, or (iv) as may otherwise be determined by the Committee in its discretion.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“SAR Period” shall have the meaning set forth in Section 7(f) of the Plan.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
“Spread” means the excess of the Fair Market Value per share of the Common Stock on the date when a Stock Appreciation Right is exercised, (or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights) over the Option Price provided for in the related Option Right, or where a SAR is granted independent of an Option Right, over the exercise price determined by the Committee at the time of grant of the SAR.

“Stock Appreciation Right” or “SAR” means the right to receive in cash, stock, or any combination thereof, the Spread of a share of Common Stock, which right is granted pursuant to Section 7 or Section 11 hereof and subject to the terms and conditions contained therein.

“Stock Award” or “Award” means an Option Right, SAR, Restricted Stock, Restricted Stock Unit, Performance Compensation Award or Stock Bonus Award granted pursuant to the terms of the Plan.

“Stock Bonus” means a grant of a bonus payable in shares of Common Stock pursuant to Section 10 hereof.

“Subsidiary” means for purposes of any grant of Incentive Stock Options, any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

“Vesting Date” means the date established by the Committee on which a Participant has the ability to acquire all or a portion of a grant of Option Rights, or SAR or the date upon which the restrictions on a Restricted Stock grant shall lapse.

3.	Stock Subject to the Plan
(a)	Subject to adjustment as provided in Section 15 of this Plan, the number of shares of Common Stock that may be issued or transferred with respect to Awards granted under the Plan shall not exceed in the aggregate 4,500,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Company of Common Stock or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Stock, there shall be deemed to have been issued or transferred under this Plan only the net number of shares of Common Stock actually issued or transferred by the Company.

(b)	No Participant shall be granted Option Rights or Stock Appreciation Rights for more than 450,000 shares of Common Stock during any calendar year, subject to adjustments as provided in Section 15 of this Plan.

(c)	The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

(d)	No more than 450,000 shares of Common Stock (subject to adjustments as provided in Section 15 of this Plan) may be earned in respect of Performance Compensation Awards granted pursuant to Section 9 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
Fair Market Value of 450,000 shares of Common Stock (subject to adjustments as provided in Section 15 of the Plan) on the last day of the Performance Period to which such Award relates.
4.	Administration of the Plan
(a)	This Plan shall be administered by the Committee. To the extent required to comply with the provisions of Rule 16b-3 (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)	Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on Awards, provided that the Committee may only exercise this authority in the event of a change of control or the death, disability or Retirement of a Participant; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)	The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be Covered Employees.

(d)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)	No member of the Committee shall be liable for any action, omission, or determination relating to the Plan or any Award hereunder, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated (an “Indemnifiable Person”) against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan or any Award hereunder, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Person or hold them harmless.
5.	Eligibility
(a)	The persons who shall be eligible to receive Awards pursuant to the Plan shall be such Eligible Persons as the Committee shall select in its discretion.

(b)	In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
6.	Option Rights

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
(a)	Each Option Right granted under the Plan shall be clearly identified in the applicable Evidence of Award as either an Incentive Stock Option or as a Non-Qualified Stock Option. In the absence of such identification, an Option Right shall be deemed to be a Non-Qualified Stock Option.

(b)	Each grant of Option Rights shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan, as the Committee may approve. Certificates for shares of Common Stock purchased upon the exercise of an Option Right shall be issued in the name of the Participant or his or her Beneficiary (or Permitted Transferee), as the case may be, and delivered to the Participant or his or her Beneficiary (or Permitted Transferee), as the case may be, as soon as practicable following the effective date on which the Option Right is exercised.

(c)	Each grant shall specify the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(d)	Each grant shall specify an Option Price per share, which shall be at least be equal to the Fair Market Value per share on the Date of Grant, except as permitted in connection with the issuance of Option Rights in a transaction to which Section 424(a) of the Code applies.

(e)	Option Rights shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any Vesting Dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option Right, which acceleration shall not affect the terms and conditions of such Option Right other than with respect to exercisability, provided that the Committee may only exercise this authority in the event of a change of control or the death, disability or Retirement of a Participant. Unless a longer vesting period is provided by the Committee in the Evidence of Award (i) an Option Right shall vest and become exercisable to the extent of one-third of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive years thereafter; (ii) the unvested portion of an Option Right shall expire upon termination of employment or service of the Participant granted the Option Right, and the vested portion of such Option Right shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death, disability (as determined by the Committee in its sole discretion) or Retirement, but not later than the expiration of the Option Period; or (B) 90 days following termination of employment or service for any reason other than such Participant’s death, disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (iii) both the unvested and the vested portion of an Option Right shall expire upon the termination of the Participant’s employment or service by the Company for Cause. Such Option Rights shall become fully vested and exercisable immediately prior to the Change in Control.

(f)	Each Option Right shall be exercisable in whole or in part; provided, however, that no partial exercise of an Option Right shall be for an aggregate exercise price of less than $1,000, unless such partial exercise represents the entire unexercised portion of the Option Right or the entire portion of the Option Right that is then exercisable. The partial

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
exercise of an Option Right shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option Right, the Evidence of Award evidencing such Option Right and any related SARs shall be returned to the Participant exercising such Option Right together with the delivery of the certificates described in Section 6(b) hereof.

(g)	An Option Right shall be exercised by delivering written or electronic notice to the Company’s principal office, to the attention of its Secretary, and shall be effective no later than five business days from the date of delivery of the written notice. Such notice shall be accompanied by the Evidence of Award or agreements evidencing the Option Right and any related SARs, shall specify the number of shares of Common Stock with respect to which the Option Right is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Evidence of Award or agreements shall be returned to him or her.

(h)	Payment for shares of Common Stock purchased upon the exercise of an Option Right shall be made on the effective date of such exercise either:
(i)	in cash, by certified check, bank cashier’s check or wire transfer;

(ii)	unless provided otherwise in the applicable Evidence of Award, in shares of Common Stock owned by the Participant that are not subject to any pledge or other security interest and that are Mature Shares and that are valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier’s check or wire transfer;

(iii)	unless provided otherwise in the applicable Evidence of Award, pursuant to procedures adopted by the Committee whereby the Participant, by a properly written notice, shall direct (1) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which the Participant is entitled upon exercise pursuant to an extension of credit by the Company to the Participant of the exercise price, (2) the delivery of the shares of Common Stock from the Company directly to the brokerage firm, and (3) the delivery of the exercise price from the sale or margin loan proceeds from the brokerage firm directly to the Company;

(iv)	at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe; or

(v)	any combination of the foregoing.
(i)	Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company; (ii) by the actual or constructive transfer to the Company of non-forfeitable, unrestricted shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price; or (iii) by a combination of such methods of payment.

(j)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
(k)	The exercise of an Option Right shall result in the cancellation on a share-for—share basis of any related Stock Appreciation Right authorized under Section 7 of the Plan.

(l)	To the extent that the aggregate Fair Market Value (determined as of the time the Option Right is granted) of any stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company (and any plans of any “subsidiary corporation” or “parent corporation” of the Company within the meaning of Section 424 of the Code) are first exercisable by any employee during any calendar year shall exceed the maximum limit, if any, imposed from time to time under Section 422 of the Code, such Option Rights in excess of such limit shall be treated as Non-Qualified Stock Options. In such an event, the determination of which Option Rights shall remain Incentive Stock Options and which shall be treated as Non-Qualified Stock Options shall be based on the order in which such Option Rights were granted. All other terms and provisions of such Option Rights that are deemed to be Non-Qualified Stock Options shall remain unchanged.

(m)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its “Subsidiary Corporations” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(n)	Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A “disqualifying disposition” is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.
7.	Stock Appreciation Rights (SARs)

The Committee may also authorize the granting of Stock Appreciation Rights in respect of Option Rights granted hereunder at any time prior to the exercise or termination of such related Option Rights; provided, however, that a Stock Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. The Committee may also award SARs to a Participant independent of any Option Rights. A Stock Appreciation Right shall be a right, exercisable by surrender of the related Option Right (if applicable), to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. The Committee may grant Stock Appreciation Rights pursuant to the Plan, which Stock Appreciation Rights shall be evidenced by Evidence of Awards in such form as the Committee shall from time to time approve. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:
(a)	Each grant of SARs shall be evidenced by an Evidence of Award that shall describe such Stock Appreciation Rights, identify the related Option Rights, if applicable, state that such

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2007 Equity and Performance Incentive Plan
Plan Document
Stock Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(b)	The exercise price of any SAR granted under the Plan shall be determined by the Committee at the time of the grant of such SAR.

(c)	Any grant may specify that the amount payable on exercise of a SAR may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(d)	Any grant may specify that the amount payable on exercise of a SAR may not exceed a maximum specified by the Committee at the Date of Grant.

(e)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods and if applicable, shall provide that no SAR may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

(f)	A SAR granted in connection with an Option Right shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option Right. A SAR granted independent of an Option Right shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any Vesting Dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability, provided that the Committee may only exercise this authority in the event of a change of control or the death, disability or Retirement of a Participant. Unless a longer vesting period is provided by the Committee in the Evidence of Award: (i) a SAR shall vest and become exercisable to the extent of one-third of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive years thereafter (ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death, disability (as determined by the Committee in its sole discretion) or Retirement, but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death, disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (iii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(g)	Each SAR may be exercised in whole or in part; provided, however, that no partial exercise of a SAR shall be for an aggregate amount different from the partial exercise of the corresponding Option Right described in Section 6(f) hereof. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Evidence of Award evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence

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Plan Document
such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment for the exercised SAR.

(h)	A SAR shall be exercised by delivering written or electronic notice to the Company’s principal office, to the attention of its Secretary, and shall be effective no later than five business days from the date of delivery of the written notice. Such notice shall be accompanied by the Evidence of Award or agreements evidencing the SAR, shall specify the number of shares of Common Stock with respect to which the SAR is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Evidence of Award evidencing the SAR shall be returned to him or her. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Spread is positive, the Participant has not exercised the SAR or the corresponding Option Right (if applicable), and neither the SAR nor the corresponding Option Right (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(i)	Any grant may specify that such SAR may be exercised only in the event of a Change in Control or other similar transaction or event.

(j)	Upon the occurrence of a Change in Control, any SAR granted under the Plan and outstanding at such time shall be fully vested and exercisable immediately prior to the Change in Control and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.
8.	Restricted Stock and Restricted Stock Units

The Committee may also authorize the grant to Participants of Restricted Stock or Restricted Stock Units. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Evidence of Award in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:
(a)	Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of applicable restrictions, the Committee may require the Participant to also execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the award of Restricted Stock shall be null and void. Subject to the restrictions set forth in this Section 8 and the applicable Evidence of Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

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Plan Document
(b)	Unless a longer Restricted Period is provided by the Committee in an applicable Evidence of Award, for purposes of this Plan, the Restricted Period shall lapse to the extent of one-third of the Restricted Stock and Restricted Stock Units covered thereby one year after the Date of Grant and to the extent of an additional one-third of such Restricted Stock and Restricted Stock Units after each of the next two successive years thereafter. The unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(c)	Each such grant shall provide that the Restricted Stock covered by such grant shall be, to the extent that the Restricted Period has not lapsed in accordance with Section 8(b) hereof, subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Upon the occurrence of a Change in Control, the Restricted Period for the Restricted Stock and Restricted Stock Units that have not theretofore vested, or been canceled or forfeited pursuant to any provision hereof, shall automatically lapse.

(d)	Each such grant shall provide that during the Restricted Period, the transferability of the Restricted Stock and Restricted Stock Units shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Evidence of Award shall be of no further force or effect with respect to such shares, except as set forth in the applicable Evidence of Award. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her Beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Evidence of Award).

(ii)	Unless otherwise provided by the Committee in the Evidence of Award, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (1) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (2) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

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2007 Equity and Performance Incentive Plan
Plan Document
(f)	Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Waste Services, Inc. 2007 Equity and Performance Incentive Plan and Restricted Stock Award Agreement entered into between the registered owner of such shares and Waste Services, Inc. A copy of such Plan and Award Agreement is on file in the office of the Secretary of Waste Services, Inc., 1122 International Boulevard, Suite 601, Burlington, ON L7L 6Z8.
Such legend shall not be removed from the certificate evidencing such shares until the Restricted Period for such Restricted Stock has lapsed pursuant to the terms hereof.
9.	Performance Compensation Awards
(a)	The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 8 of the Plan and pursuant to Section 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b)	The Committee shall have sole discretion to select the length of the Performance Period (provided that the vesting period shall not be less than one year), the type(s) of Performance Compensation Awards to be issued, the Performance Objectives that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that are to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)	Any one or more of the Performance Objectives may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the Performance Objectives may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Objectives established by the Committee. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Objectives it selects to use for such Performance Period and thereafter promptly communicate such Performance Objectives to the Participant.

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2007 Equity and Performance Incentive Plan
Plan Document
(d)	In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Objectives without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Committee Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e)	Unless otherwise provided in the applicable Evidence of Award, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(f)	A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(g)	Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 3 of the Plan.
10.	Other Awards

Stock Bonuses
The Committee may issue unrestricted Common Stock, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion

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2007 Equity and Performance Incentive Plan
Plan Document
determine. Each Stock Bonus Award granted under the Plan shall be evidenced by Evidence of an Award. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Evidence of Award.
11.	Awards to Non-Employee Directors
(a)	The Committee (which for the purposes of this Section shall consist of independent directors) may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Non-Employee Directors of Stock Awards upon terms and conditions consistent with Sections 6, 7, 8, 9 and 10 of the Plan, except that the unvested portion of an Option Right or Stock Appreciation Rights shall automatically be forfeited upon termination of service on the Board and the vested portion of such Option Rights and Stock Appreciation Rights shall remain exercisable for (A) one year after such termination other than by reason of death or disability (as determined by the Committee in its sole discretion), or on their stated expiration date, whichever occurs first; provided, however, that any Option Rights or Stock Appreciation Rights may provide that a Non-Employee Director will be entitled to exercise any such Option Rights immediately in full at any time after any such termination until their stated expiration date if the sum of his or her period of service on the Board and his or her specified age equals 70 (“Rule of 70”); or (B) three years after the Non-Employee Director’s death or disability, but in no event after the expiration date of the term of such Option Rights or Stock Appreciation Rights. The Committee, in its discretion, may amend the exercise period specified herein.

(b)	If a Non-Employee Director subsequently becomes an employee of the Company or an Affiliate while remaining a member of the Board, any Awards held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.
12.	Fractional Shares

The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

13.	Transferability
(a)	Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a Beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b)	Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Evidence of Award to preserve the purposes of the Plan, to: (A) an Immediate Family Member; (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or

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2007 Equity and Performance Incentive Plan
Plan Document
(D) any other transferee as may be approved either (I) by the Committee in its sole discretion, or (II) as provided in the applicable Evidence of Award (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. The terms of any award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Evidence of Award, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option Right unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option Right if the Committee determines, consistent with any applicable Evidence of Award, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Evidence of Award shall continue to be applied with respect to the Participant, including, without limitation, that an Option Right shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Evidence of Award.
14.	Right of Recapture
If at any time within one year after the date on which a Participant exercises an Option Right, or Stock Appreciation Right, or on which the Restricted Period for shares of Restricted Stock or a Restricted Stock Unit lapses, (each of which events shall be a “realization event”), if the Committee determines in its discretion that the Company or any Affiliate has been materially harmed by the Participant as a result of any activity of the Participant determined by the Committee to be in competition with any activity of the Company or any Affiliate, (including, but not limited to, accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company or any Affiliate), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).
15.	Adjustment Upon Changes in Capital Structure and Other Events
(a)	In the event of (A) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property, including without limitation an extraordinary cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a

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2007 Equity and Performance Incentive Plan
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Change in Control) that affects the shares of Common Stock, or (B) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
(i)	adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 3 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Option Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Objectives and Performance Goals);

(ii)	providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)	cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option Right or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option Right or SAR over the aggregate Option Price of such Option Right or exercise price of the SAR, respectively (it being understood that, in such event, any Option Right or SAR having a per share Option Price or exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);
provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 15 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 15 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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2007 Equity and Performance Incentive Plan
Plan Document
(b)	Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to a Stock Award or the Option Price of any Option Right or the exercise price of any SAR.
16.	Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to this Plan until the date that the Participant becomes the registered owner of such shares. Except as otherwise expressly provided in Section 15 hereof, no adjustment to any Stock Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

17.	No Special Employment Rights; No Right to Stock Award
(a)	No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Evidence of Award. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Evidence of Award, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the date of grant of an Award.

(b)	Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee in its absolute discretion, subject to applicable law.

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2007 Equity and Performance Incentive Plan
Plan Document
18.	Securities Matters
(a)	The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, and without limiting the generality of Section 8 of the Plan, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)	The exercise of any Option Right granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any exercise of an Option Right granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option Right granted hereunder. During the period that the effectiveness of the exercise of an Option Right has been deferred, the Participant may, by written notice, withdraw such exercise and obtain a refund of any amount paid with respect thereto.

(c)	The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate exercise price or Option Price (in the case of a SAR or Option Right, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
19.	Witholding Taxes
(a)	A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash,

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(b)	Without limiting the generality of clause (a) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability, or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).
20.	Amendment or Termination of the Plan
(a)	The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 9 (c), the definition of Performance Objectives or Section 20(b) (to the extent required by the provison in such Section 20(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or Beneficiary.

(b)	The Committee may, to the extent consistent with the terms of any applicable Evidence of Award, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Evidence of Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 15 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option Right or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option Right or SAR and replace it with a new Option Right or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(c)	In case of termination of employment by reason of death, disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or

Waste Services, Inc.
2007 Equity and Performance Incentive Plan
Plan Document
restriction on transfer has not lapsed, or any unvested Restricted Stock Units, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.
21.	No Obligation to Exercise

Subject to Section 7(h), with respect to the deemed exercise of Stock Appreciation Rights upon their expiration, the grant to a Participant of an Option Right or Stock Appreciation Right shall impose no obligation upon such Participant to exercise such Option Right or Stock Appreciation Right.

22.	Transfers Upon Death

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Stock Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Stock Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Stock Award. In the event that at any time any doubt exists as to the right of any person to exercise or receive a payment under a Stock Award, the Committee shall be entitled, in its discretion, to delay such exercise or payment until it is satisfied that such right has been confirmed (which may, but need not be, by order of a court of competent jurisdiction), or to permit such exercise or make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee). Except as provided in this Section 22 or otherwise provided in the Plan or any applicable Evidence of Award with respect to transfers to Immediate Family Members or trusts for the benefit of Immediate Family Members, no Stock Award shall be transferable, and Stock Awards shall be exercisable only by a Participant during the Participant’s lifetime.

23.	Expenses and Receipts

The expenses related to administering the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Stock Award will be used for general corporate purposes.

24.	Compliance with Rule 16b-3

It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined be the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Evidence of Awards to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

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2007 Equity and Performance Incentive Plan
Plan Document
25.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or Beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant (or Beneficiary or permitted transferee) evidencing a Stock Award, unless such failure is remedied by such Participant (or Beneficiary or permitted transferee) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Stock Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

26.	Effective Date of Plan

The Plan was adopted by the Board of Directors on July 24, 2007, subject to approval by the stockholders of the Company. Stock Awards may be granted under the Plan at any time prior to the receipt of such stockholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option Right, or SAR may be exercised prior to the receipt of such approval and no share certificate shall be issued pursuant to a grant of Restricted Stock or Stock Bonus prior to the receipt of such approval.

27.	Term of the Plan

No grant shall be made under this Plan more than ten years after the date that this Plan is adopted by the Board, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

28.	Sevarability of Provisions

If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

29.	Applicable Law

The Plan and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

30.	Payments to Persons Other than Participants

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

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2007 Equity and Performance Incentive Plan
Plan Document
31.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

32.	Reliance on Reports

Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

33.	Other Agreements

The Committee may require as a condition to the front of and/or receipt of shares of Company Stock under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion.